SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2003

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

                    On April 7, 2003, Limited Brands, Inc. (the “Company”) announced that the Audit Committee of its Board of Directors has appointed Ernst & Young LLP as its independent auditor for the year ending January 31, 2004. The Company’s press release is filed as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

          Exhibit 99.1

          Press Release, dated April 7, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: April 7, 2003	By	/s/ V. Ann Hailey
V. Ann Hailey Executive Vice President and Chief Financial Officer